UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 20, 2005

                                BEXIL CORPORATION
             (Exact name of registrant as specified in its charter)

                        Maryland                001-12233
                (State of Incorporation) (Commission File Number)

                                   13-3907058
                       (IRS Employer Identification No.)

                   11 Hanover Square, New York, New York 10005
               (Address of principal executive offices) (Zip Code)

                                  212-785-0400
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__       Written communications pursuant to Rule 425 under the Securities Act

__       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

The registrant received notice from the national securities exchange that maintains the principal listing for the registrant's common equity, the American Stock Exchange LLC ("Amex" or the "Exchange"), that the registrant does not satisfy a rule or standard for continued listing on the Exchange. The date that the registrant received the notice was April 20, 2005. The rule or standard for continued listing on the Exchange that the registrant fails, or has failed to, satisfy relates to its obligation to file a Form 10-KSB for the fiscal year ended December 31, 2004. The Amex advised the registrant that timely filing of such reports is a condition for the registrant's continued listing on the Exchange, as required by Sections 134 and 1101 of the Amex Company Guide (the "Company Guide") and that, in addition, the registrant's failure to timely file a Form 10-KSB is a material violation of its listing agreement with the Exchange under Company Guide Section 1003(d).

The action or response that, at the time of filing, the registrant has determined to take in response to the notice is as follows: the registrant confirmed to the Amex its receipt of the notice, it discussed any new developments of which the Exchange staff may be unaware, and it indicated that it intends to submit a plan of compliance as discussed below. Previously, the registrant had announced that it had submitted a notification of late filing on Form 12b-25 that it would make a late filing of its annual report on Form 10-KSB for the year ended December 31, 2004 due to delays in concluding the new client acceptance process with its new auditors. The filing of Bexil's Form 10-KSB for the year ended December 31, 2004 is currently expected by May 20, 2005.

In order to maintain its Amex listing, the registrant must submit a plan by May 4, 2005 advising the Exchange of action it has taken, or will take, that would bring the registrant into compliance with Sections 134, 1101 and 1003(d) by no later than June 15, 2005. The plan is expected to include any specific milestones and details related to completion of the filing, including any applicable documentation. The Listings Qualifications Department management will evaluate the plan, including any supporting documentation, and make a determination as to whether the registrant has made a reasonable demonstration in the plan of an ability to regain compliance with all applicable continued listing standards by June 15, 2005, in which case the plan will be accepted. If the plan is accepted, the registrant will remain listed during the plan period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.

Item 7.01 Regulation FD Disclosure

The press release issued April 26, 2005 announcing the notice of failure to satisfy a continued listing standard is incorporated herein by reference and is attached hereto as Exhibit 99.1.


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Item 9.01         Financial Statements and Exhibits

(c)      Exhibits

Exhibit
No.               Description

99.1              Press release dated April 26, 2005


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BEXIL CORPORATION
                                            (Registrant)


                                                    /s/  WILLIAM G. VOHRER
                                            By:     William G. Vohrer
                                                    Chief Financial Officer

Date: April 26, 2005

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                                                                    Exhibit 99.1


              BEXIL ANNOUNCES RECEIPT OF AMEX NOTICE OF FAILURE TO
                       SATISFY CONTINUED LISTING STANDARD

New York (April 26, 2005)--Bexil Corporation (Amex: BXL) announced today that it had received a notice of failure to satisfy a continued listing standard from the American Stock Exchange on April 20, 2005 relating to its obligation to file a Form 10-KSB for the fiscal year ended December 31, 2004. The Exchange advised Bexil that the timely filing of such reports is a condition for the Bexil's continued listing on the Exchange and that the failure to timely file a Form 10-KSB is a material violation of Bexil's listing agreement with the Exchange.

Previously, Bexil had announced that it had submitted a notification of late filing on Form 12b- 25 that it would make a late filing of its annual report on Form 10-KSB for the year ended December 31, 2004 due to delays in concluding the new client acceptance process with its new auditors. Bexil's Form 10-KSB filing is currently expected by May 20, 2005.

In response to the notice, Bexil confirmed its receipt of the notice to the Exchange and discussed developments with the Exchange staff. Bexil also indicated that it intends to submit a plan of compliance to the Exchange by May 4, 2005, advising the Exchange of action it has taken, or will take, that would bring Bexil into compliance by no later than June 15, 2005. The Exchange has advised Bexil that the Listings Qualifications Department management will evaluate the plan, including any supporting documentation, and make a determination as to whether Bexil has made a reasonable demonstration in the plan of an ability to regain compliance with all applicable continued listing standards by June 15, 2005, in which case the plan will be accepted. The Exchange has further advised Bexil that if the plan is accepted, Bexil will remain listed during the plan period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.

This press release may contain "forward looking information" and "forward looking statements" and similar expressions that reflect Bexil's current expectations about its future performance, and are subject to risks, uncertainties and other factors that could cause Bexil's actual performance to differ materially from those expressed in, or implied by, the forward looking information and these forward-looking statements.


Contact:    William Vohrer
            wvohrer@bexil.com
            1-212-785-0400, ext. 279


                                      -END-

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